UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 27, 2019

Date of Report (Date of earliest event reported)

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, MD 21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $ 0.01 per share	SBGI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Senior Notes Offering and Indenture

On November 27, 2019, Sinclair Television Group, Inc. (“STG”), a wholly-owned subsidiary of Sinclair Broadcast Group, Inc. (the “Company”), issued $500 million aggregate principal amount of 5.500% Senior Notes due 2030 (the “Notes”), which mature on March 1, 2030, pursuant to an indenture, dated November 27, 2019 (the “Indenture”) by and among STG, the Company and the other guarantors identified therein and U.S. Bank National Association, as trustee.

The net proceeds from the private placement of Notes, plus cash on hand, will be used to redeem $500.0 million aggregate principal amount of STG’s 6.125% senior unsecured notes due 2022 (the “6.125% Notes”). The redemption price, including the outstanding principal amount of the 6.125% Notes, accrued and unpaid interest, and a make-whole premium, totaled $509.9 million.

The Notes were priced at 100.0% of their par value and will bear interest at a rate of 5.500% per annum payable semi-annually on June 1 and December 1, commencing June 1, 2020. Prior to December 1, 2024, STG may redeem the Notes, in whole or in part, at any time or from time to time at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium as set forth in the Indenture. Beginning on December 1, 2024, STG may redeem some or all of the Notes at any time or from time to time at the redemption prices set forth in the Indenture. In addition, on or prior to December 1, 2022, STG may redeem up to 40% of the Notes using the proceeds of certain equity offerings. Upon the sale of certain of STG’s assets or certain changes of control, the holders of the Notes may require STG to repurchase some or all of the Notes.

STG’s obligations under the Notes, as set forth in the Indenture, are guaranteed, jointly and severally, on a senior unsecured basis, by the Company and each wholly-owned subsidiary of STG or the Company that guarantees STG’s credit agreement (collectively, the “Guarantors”) and rank equally with all of STG’s other senior unsecured indebtedness.

The Indenture contains certain restrictive covenants including, but not limited to, restrictions on indebtedness, liens, payments, investments, mergers, consolidations, liquidations and dissolutions, acquisitions, sales and other dispositions of assets and affiliate transactions. These covenants are subject to a number of exceptions and limitations as described in the Indenture. The Indenture also includes events of default, including certain cross-default and cross-acceleration provisions with other debt of STG, customary for an agreement of its type.

The Notes are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law. Absent registration, the Notes currently may be sold only pursuant to an applicable exemption from the requirements for registration. The offering of the Notes was made only to ‘qualified institutional buyers’ (as defined in Rule 144A under the Securities Act) and, outside the United States, to non-U.S. persons in compliance with Regulation S under the Securities Act. There are no registration rights associated with the Notes.

The foregoing summary does not purport to be a complete statement of the terms and conditions of the Indenture and the transactions contemplated thereby, and such summary is qualified in its entirety by reference to the Indenture, a copy of which is attached hereto as Exhibit 4.1 and which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of November 27, 2019, by and among Sinclair Television Group, Inc., the Guarantors identified therein and U.S. Bank National Association, as trustee.

99.1	Press Release dated November 27, 2019.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David R. Bochenek

	Name:	David R. Bochenek
	Title:	Senior Vice President / Chief Accounting Officer / Corporate Controller
Dated: November 27, 2019